Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2021, relating to the financial statements of Aeva, Inc. appearing in the Current Report on Form 8-K of Aeva Inc filed on March 18, 2021.

/s/ Deloitte & Touche LLP

San Jose, California

June 8, 2021